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                                                            Exhibit 23(b)

KPMG Peat Marwick LLP                       Telephone 816 474 6480
1000 Walnut, Suite 1600                     Telefax   816 556 9652
P.O. Box 13127
Kansas City, MO 64199




        CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTS

The Board of Directors
Butler Manufacturing Company

     We consent to the incorporation by reference in the Registration Statement on Form S-8 being filed under the Securities Act of 1933 by Butler Manufacturing Company with respect to its Employee Savings Trusts (the "Plans"), to be used in registering 300,000 shares of Butler Manufacturing Company Common Stock as well as interests in the Plans, of our reports dated February 2, 1996, on our audits of the consolidated financial statements and consolidated financial statement schedule of Butler Manufacturing Company and consolidated subsidiaries as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, which reports are incorporated by reference or included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.


                                             s/KPMG Peat Marwick LLP



Kansas City, Missouri
April 3, 1996

























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